Exhibit 99.1


                              WILLIAMS & SUN, INC.
                              FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT
                            October 31, 1996 and 1995

/h/ Katz, Sapper & Miller, LLP letterhead

                          Independent Auditors' Report

Board of Directors
Williams & Sun, Inc.

We have audited the accompanying balance sheets of Williams & Sun, Inc. as of October 31, 1996 and 1995, and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Williams & Sun, Inc. at October 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

As discussed in Note 6 to the financial statements, certain errors resulting in the overstatement of previously reported receivables from related parties and of prepaid advertising costs, were discovered in 1997. Accordingly, the financial statements for the years ended October 31, 1996 and 1995 have been restated to correct the errors.




                                                 KATZ, SAPPER & MILLER, LLP
                                                 Certified Public Accountants

Indianapolis,  Indiana
July 17, 1997  (except for Note 5,
for which the date is September 30, 1997)

                                   WILLIAMS & SUN, INC.

                                      BALANCE SHEETS
                                 October 31, 1996 and 1995


                                     ASSETS                           1996         1995
                                                                   ----------   ----------
CURRENT ASSETS-Note 3
     Cash and equivalents                                          $1,434,529   $    6,355
     Accounts receivable-trade, less allowance for doubtful
       accounts of $5,700 in 1996 and $19,200 in 1995                   9,455       19,474
     Note receivable-supplier                                         350,000        9,765
     Notes receivable from related parties-Note 4                          --    1,040,469
     Income tax refund receivable                                      16,465       70,879
     Receivables - related parties-Note 4                               8,105       18,865
     Inventories                                                      151,832      562,166
     Prepaid seed corn                                                     --      441,413
     Prepaid advertising expenses                                     756,013      735,469
                                                                   ----------   ----------
         Total Current Assets                                       2,726,399    2,904,855
                                                                   ----------   ----------

PROPERTY AND EQUIPMENT-Note 3
     Land and improvements                                            140,914      140,914
     Buildings                                                        190,801      190,801
     Leasehold improvements                                           165,936      165,499
     Machinery and equipment                                          628,494      513,284
                                                                   ----------   ----------
                                                                    1,126,145    1,010,498
     Less: Accumulated depreciation                                   445,729      308,905
                                                                   ----------   ----------
         Total Property and Equipment                                 680,416      701,593
                                                                   ----------   ----------

OTHER ASSETS

     Receivable from stockholder for split-dollar life insurance           --       94,477
     Lease deposit                                                     43,750       43,750
     Deferred tax asset-Note 2                                             --      123,663
                                                                   ----------   ----------
         Total Other Assets                                            43,750      261,890
                                                                   ----------   ----------

         TOTAL ASSETS                                              $3,450,565   $3,868,338
                                                                   ==========   ==========

See Accompanying Notes to Financial Statements.

                              WILLIAMS & SUN, INC.

                           BALANCE SHEETS (continued)
                            October 31, 1996 and 1995

                      LIABILITIES AND STOCKHOLDER'S EQUITY

                                                               1996         1995
                                                            ----------   ----------
CURRENT LIABILITIES
     Accounts payable and accrued expenses                  $  478,158   $  641,903
     Seed corn deposits                                      1,910,464    1,492,726
     Note payable to bank-Note 3                                    --      805,000
     Note payable to stockholder-Note 4                        332,224      337,770
     Current maturities of long-term debt-Note 3                93,373      103,408
                                                            ----------   ----------
         Total Current Liabilities                           2,814,219    3,380,807
                                                            ----------   ----------

LONG-TERM DEBT-Note 3
     Capital lease obligations                                 115,773      206,480
     Mortgage note payable                                      66,399       72,291
     Term note payable-bank                                      6,165       12,896
                                                            ----------   ----------
                                                               188,337      291,667
     Less: Current maturities                                   93,373      103,408
                                                            ----------   ----------
         Total Long-term Debt                                   94,964      188,259
                                                            ----------   ----------

         Total Liabilities                                   2,909,183    3,569,066
                                                            ----------   ----------

STOCKHOLDER'S EQUITY
     Common stock, no par value; 1,000 shares authorized,
         100 shares issued and outstanding                      11,124       11,124
     Retained earnings                                         530,258      288,148
                                                            ----------   ----------
         Total Stockholder's Equity                            541,382      299,272
                                                            ----------   ----------

         TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY         $3,450,565   $3,868,338
                                                            ==========   ==========

See Accompanying Notes to Financial Statements.

                              WILLIAMS & SUN, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                      Years Ended October 31, 1996 and 1995

                                                       1996             1995
                                                   -----------      -----------

SALES                                              $ 8,075,066      $ 5,465,486

COST OF SALES                                        4,360,845        2,972,919
                                                   -----------      -----------

Gross Profit                                         3,714,221        2,492,567
                                                   -----------      -----------

OPERATING EXPENSES
     General and administrative                      1,532,834        1,182,687
     Marketing and sales                             1,866,478        1,411,607
                                                   -----------      -----------
       Total Operating Expenses                      3,399,312        2,594,294
                                                   -----------      -----------

Income (Loss) from Operations                          314,909         (101,727)
                                                   -----------      -----------

OTHER INCOME (EXPENSE)
     Interest expense-Note 4                           (81,421)         (85,698)
     Interest income-Note 4                             91,072           53,526
     Rental income-Note 4                               41,658           41,550
     Other                                              15,292          (20,019)
                                                   -----------      -----------
       Total Other Income (Expense)                     66,601          (10,641)
                                                   -----------      -----------

Net Income (Loss) before Income Taxes                  381,510         (112,368)

INCOME TAX PROVISION (BENEFIT)-Note 2                  139,400          (47,300)
                                                   -----------      -----------

NET INCOME (LOSS)                                      242,110          (65,068)

RETAINED EARNINGS
     Beginning of Year                                 288,148          353,216
                                                   -----------      -----------

     End of Year                                   $   530,258      $   288,148
                                                   ===========      ===========

See Accompanying Notes to Financial Statements.

                                         WILLIAMS & SON, INC.

                                       STATEMENTS OF CASH FLOWS
                                 Years Ended October 31, 1996 and 1995

                                                                              1996           1995
                                                                          -----------    -----------
OPERATING ACTIVITIES
     Net income (loss)                                                    $   242,110    $   (65,068)

     Adjustments to reconcile net income (loss) to net cash provided by operating activities:
         Depreciation of property and equipment                               136,837        155,388
         Deferred income tax (benefit)                                        123,663        (80,591)
         Loss on retirement of assets                                              --         33,045
         (Increase) decrease in certain current assets:
           Accounts receivable-trade                                           10,019         (7,361)
           Receivables-related parties                                         10,760        (15,363)
           Income tax refund receivable                                        54,414        (70,879)
           Inventories                                                        410,334       (520,280)
           Prepaid seed corn                                                  441,413        (29,124)
           Prepaid expenses                                                   (20,544)      (433,901)
         Increase (decrease) in certain current liabilities:
           Accounts payable and accrued expenses                             (163,745)       571,083
           Income taxes payable                                                    --       (112,780)
           Seed corn deposits                                                 417,738        619,833
                                                                          -----------    -----------
           Net Cash Provided by Operating Activities                        1,662,999         44,002
                                                                          -----------    -----------

INVESTING ACTIVITIES
     (Increase) in notes receivable-supplier                                 (340,235)        (4,015)
     Decrease (increase) in notes receivable from related parties           1,040,469       (883,282)
     Decrease (increase) in receivable from stockholder for insurance          94,477        (27,457)
     Purchases of property and equipment                                     (119,896)      (244,273)
     Proceeds from sale of property and equipment                               4,236             --
                                                                          -----------    -----------
           Net Cash Provided (Used) by Investing Activities                   679,051     (1,159,027)
                                                                          -----------    -----------

FINANCING ACTIVITIES
     Proceeds of bank line of credit borrowings                                50,000      2,280,000
     Principal payments on bank line of credit                               (855,000)    (1,475,000)
     Principal payments on long-term debt                                    (103,330)       (96,564)
     Proceeds of note payable to stockholder                                  191,722        193,583
     Principal payments on note payable to stockholder                       (197,268)            --
                                                                          -----------    -----------
           Net Cash Provided (Used) by Financing Activities                  (913,876)       902,019
                                                                          -----------    -----------

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                             1,428,174       (213,006)

CASH AND EQUIVALENTS
     Beginning of Year                                                          6,355        219,361
                                                                          -----------    -----------

     End of Year                                                          $ 1,434,529    $     6,355
                                                                          ===========    ===========

SUPPLEMENTAL DISCLOSURES
     Cash paid for interest                                               $    89,454    $    78,060
     Cash paid for income taxes                                                25,131        216,950

See Accompanying Notes to Financial Statements.

                                      -23-

                              WILLIAMS & SUN, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Williams & Sun, Inc. (the Company) engages in the retail sale of seed corn from its base in Monticello, Indiana. The Company grants credit to its customers, most of whom are farmers located throughout the United States.

Estimates: Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Cash and Equivalents: For purposes of the statement of cash flows, cash equivalents may include bank time deposits, money market fund shares, and all short-term investments with original terms of three months or less. The Company maintains cash in bank deposit accounts which, at times, may exceed federally insured limits.

Inventories are valued at the lower of cost (first-in, first-out method) or market, and consist primarily of carryover seed corn and related packaging supplies.

Property and Equipment are recorded at cost and are being depreciated over the estimated useful lives of the assets using primarily accelerated methods except for buildings, land improvements and leasehold improvements, for which the straight-line method is used. Amortization of equipment acquired pursuant to capital leases is included in depreciation expense. The estimated lives are as follows:

         Land improvements                                    15 years
         Buildings                                            31.5 years
         Leasehold improvements                               39 years
         Machinery and equipment                              3-7 years

Prepaid Seed Corn  represents  payments  made to the  Company's  major  supplier
(which supplies 98% of the Company's inventory) to finance the supplier's production of inventory. When the seed corn is purchased for resale by the Company, the prepayment is reduced.

Prepaid Expenses include payments made for direct response advertising and related costs. Such costs are amortized over the related estimated benefit period, usually five months. All other advertising costs are expensed as incurred. Total advertising expense was $1,132,604 and $774,651 for the years ended October 31, 1996 and 1995, respectively.

Revenue Recognition: The Company recognizes revenue upon shipment of seed to customers.

NOTE 2 - INCOME TAXES

The income tax provision (benefit) is comprised of the following for the years ended October 31, 1996 and 1995:

                                                        1996           1995
                                                     ----------     ----------

          Currently payable:
                   Federal                           $    7,354     $   23,468
                   State                                  8,383          9,823
                                                     ----------     ----------
                                                         15,737         33,291
                                                     ----------     ----------
          Deferred:
                   Federal                              100,846        (63,268)
                   State                                 22,817        (17,323)
                                                     ----------     ----------
                                                        123,663        (80,591)
                                                     ----------     ----------
          Income Tax Provision (Benefit)             $  139,400     $  (47,300)
                                                     ==========     ==========

The deferred tax asset of $123,663 at October 31, 1995, resulted from operating losses. The Company has no other significant temporary differences in the recognition of revenue and expenses between financial reporting and tax reporting.

Following is a reconciliation of tax expense  (benefit)  computed at the federal
statutory  rate  to  the  income  tax  provision   (benefit)  reflected  in  the
accompanying  statements of operations  for the years ended October 31, 1996 and
1995:

                                                                                     1996             1995
                                                                                  -----------     ------------

          Tax expense (benefit) computed at 34%                                   $   129,713     $    (38,205)
          State income taxes, net of federal income tax                                20,592           (4,950)
          Other                                                                       (10,905)          (4,145)
                                                                                  -----------     ------------

                   Income Tax Provision (Benefit)                                 $   139,400     $    (47,300)
                                                                                  ===========     ============

NOTE 3 - DEBT AND CREDIT ARRANGEMENTS

Long-term debt at October 31, 1996 and 1995 consisted of:
                                                                                     1996             1995
                                                                                  -----------     ------------
          Capital lease  obligation  payable in monthly  installments of $4,018, including interest imputed at a rate of 6.25%, to August 1998. Secured
          by the related equipment recorded at a cost of $170,849.                $    83,457     $    125,219

          Capital lease  obligation  payable in monthly  installments of $2,741, including  interest  imputed at a rate of 10.16%,  to September  1997.
          Secured by the related equipment recorded at a cost of $85,304.              28,736           57,311

          Capital lease  obligation  payable in monthly  installments of $1,810, including  interest  imputed  at a rate of  9.60%,  to  January  1997.
          Secured by the related equipment recorded at a cost of $56,775.               3,580           23,950
                                                                                  -----------     ------------
                                                                                      115,773          206,480

                                      -25-


NOTE 3 - DEBT AND CREDIT ARRANGEMENTS (CONTINUED)


                                                                                      1996            1995
                                                                                  -----------     ------------
          Mortgage  note payable in monthly  installments  of $1,380,  including
          interest at prime plus 1%, until November 14, 2001. Secured.                 66,399           72,291

          Term note payable to a bank in monthly installments of $632, including
          interest at 8.5%, until August 30, 1997. Secured by automobile.         $     6,165     $     12,896
                                                                                  -----------     ------------
                                                                                      188,337          291,667
          Less: Current maturities                                                     93,373          103,408
                                                                                  -----------     ------------

                   Total Long-term Debt                                           $    94,964     $    188,259
                                                                                  ===========     ============

At October 31, 1996, the aggregate note principal maturities and the minimum future capital lease payments required by the above long-term obligations were as follows:

                 Payable In                 Note                       Capital
                 Year Ending              Principal                     Lease
                 October 31,             Maturities                   Payments
                 -----------             ----------                   --------

                   1997                  $   16,687                  $   81,989
                   1998                      13,162                      40,183
                   1999                      14,690
                   2000                      15,841
                   2001                      12,184
                                                                     ----------
Total Capital Lease Payments                                            122,172
Less: Amount representing interest                                        6,399
                                                                     ----------

         Net Capital Lease Obligations                               $  115,773
                                                                     ==========

At October 31, 1995, the Company had borrowed $805,000 under a secured bank line of credit. Interest was payable monthly and computed at the Bank's prime lending rate plus 2% (see Note 5).

NOTE 4 - RELATED PARTY TRANSACTIONS

At October 31, 1995, the Company had notes receivable aggregating $1,040,469 from companies owned by the Company's stockholder. Interest earned on these notes for the years ended October 31, 1996 and 1995 was $47,002 and $47,567, respectively.

The Company has a demand note payable to its stockholder in the amount of $332,224 and $337,770 at December 31, 1996 and 1995, respectively. Interest on the note is payable monthly and is calculated at an annual rate of 15.5%. Interest expense was $44,847 and $22,458 for the years ended October 31, 1996 and 1995, respectively.

The Company rents its facilities from its stockholder. The related rent expense was $30,000 for each of the years ended October 31, 1996 and 1995. Total rental expense was $45,601 and $45,128 for the years ended October 31, 1996 and 1995, respectively.

The Company rents a portion of its facilities and common usage equipment to an entity owned by the Company's stockholder. The related rental income for the years ended October 31, 1996 and 1995 was $41,658 and $41,550, respectively. At October 31, 1995, rent receivable from the stockholder was $11,000.

NOTE 5 - SUBSEQUENT EVENTS

On November 13, 1996, the Company obtained a $3,000,000 letter of credit for the purchase of seed corn. Interest on letter of credit draws is computed at the Bank's prime lending rate plus 2.5%. The letter of credit is secured by substantially all of the Company's assets and is guaranteed by the Company's stockholder. The letter of credit expired on February 28, 1997.

On November 14, 1996, the Company entered into new financing agreements with a bank which provide for short-term line of credit borrowings of up to $700,000, and a term note of $66,843. For both agreements, interest is computed at the Bank's prime lending rate plus .5%. Both agreements are secured by substantially all of the Company's assets and are guaranteed by the Company's stockholder.

Pursuant to an Agreement and Plan of Reorganization by and among Landec Corporation ("Landec"), Intellicoat Corporation, a Delaware corporation and wholly-owned subsidiary of Landec ("Intellicoat"), Williams & Sun, Inc. and Michael L. Williams, the majority stockholder of Williams & Sun, Inc., dated August 20, 1997 (the "Reorganization Agreement") and a related Agreement of Merger and Articles of Merger both dated September 30, 1997, Williams & Sun, Inc. was merged with and into Intellicoat ("the Merger"). As a result of the merger, the separate existence of Williams & Sun has ceased and Intellicoat continues as the surviving corporation. Intellicoat continues to conduct direct marketing of sepcialty hybrid seed corn products with the assets so acquired.

In connection with the merger, the stockholders of Williams & Sun received approximately $2.9 million in cash and approximately 1.4 million shares of Landec common stock. The majority stockholder of Williams & Sun is also entitled to receive additional cash consideration from Intellicoat depending on the future performance of the business acquired. The timing and amount of the consideration paid in connection with the merger was the result of arms-length negotiations between representatives of Landec, Intellicoat and Williams & Sun.

NOTE 6 - RESTATEMENT OF FINANCIAL STATEMENTS

The financial statements for the years ended October 31, 1996 and 1995 have been restated to reflect the correction of errors in the amounts of certain receivables from related parties and prepaid advertising costs. As a result, retained earnings at October 31, 1995 and 1994, have been decreased $170,429 and $28,154, respectively, from amounts previously reported. Net income for the year ended October 31, 1995 was decreased $142,275 from the amount previously reported. In addition, net income for the year ended October 31, 1996 was increased $170,429 from the amount previously reported.

------------
(a)
                                      -27-